SHAREHOLDER MEETING Oppenheimer Capital Appreciation Fund

On November 22, 2002, the initial shareholder meeting was held at which shareholders elected all of the nominated Trustees and approved proposals 2(a) - 2(d), 2(f), 2(i) and 2(j), 3(a) - 3(d) and 4 as described in the Trust's proxy statement for the meeting. The initial meeting was adjourned until December 18, 2002 with respect to proposals 2(e), 2(g) and 2(h) in order to solicit addition votes. On December 18, 2002, shareholders approved proposals 2(e), 2(g) and 2(h) as described in the Trust's proxy statement for that meeting. The following is a report of the votes cast at the meetings:
--------------------------------------------------------------------------------
PROPOSAL NO.1
1. The twelve persons named below to serve as Trustee of the Fund until their successors are elected and shall qualify:

NOMINEE                    FOR                  WITHHELD        TOTAL
--------------------------------------------------------------------------------
Leon Levy*                 94,011,274.662       3,463,642.662   97,474,917.324
Donald W. Spiro            94,202,655.174       3,272,262.150   97,474,917.324
John V. Murphy             94,039,849.423       3,435,067.901   97,474,917.324
Robert G. Galli            94,304,895.405       3,170,021.919   97,474,917.324
Phillip A. Griffiths       94,465,790.326       3,009,126.998   97,474,917.324
Benjamin Lipstein*         94,128,273.556       3,346,643.768   97,474,917.324
Joel W. Motley             94,343,602.930       3,131,314.394   97,474,917.324
Elizabeth B. Moynihan*     94,248,413.333       3,226,503.991   97,474,917.324
Kenneth A. Randall         94,317,230.179       3,157,687.145   97,474,917.324
Edward V. Regan            94,331,204.164       3,143,713.160   97,474,917.324
Russell S. Reynolds, Jr.   94,362,502.585       3,112,414.739   97,474,917.324
Clayton K. Yeutter         94,256,885.508       3,218,031.816   97,474,917.324


*Messrs. Levy and Lipstein and Ms. Moynihan resigned from the Board of Trustees effective January 1, 2003, March 31, 2003 and July 31, 2003, respectively. Each was elected at the above referenced meeting and served until their respective dates of resignation.


                                                                        BROKER
FOR                     AGAINST                 ABSTAIN                 NON-VOTES               TOTAL
--------------------------------------------------------------------------------------------------------------
PROPOSAL NOS. 2(A) THROUGH 2(J)

2(A) Eliminate the Fund's fundamental investment policy with respect to purchasing securities on margin:
83,805,624.192           7,985,628.141          3,537,719.991           2,145,945.000           97,474,917.324
2(B)Amend the Fund's fundamental investment policy with respect to investing in real estate:
69,735,567.196          22,555,819.265          3,037,585.863           2,145,945.000           97,474,917.324
2(C) Eliminate the Fund's fundamental investment policy with respect to purchasing securities of issuers in which officers or trustees have interest:
81,373,425.919          10,293,106.872          3,662,439.533           2,145,945.000           97,474,917.324
2(D)Eliminate the Fund's fundamental investment policy with respect to investing in oil, gas or other mineral exploration or development programs:
68,071,702.221          23,679,735.814          3,577,534.289           2,145,945.000           97,474,917.324
2(E) Eliminate the Fund's fundamental investment policy with respect to investing in a company for the purpose of acquiring control:
69,011,000.925          25,027,274.195          3,762,695.884             983,116.000           98,784,087.004
2(F) Replacement of the fundamental investment policy with respect to investing in other investment companies with a non-fundamental investment policy:
85,647,032.724           6,061,944.189          3,619,995.411           2,145,945.000           97,474,917.324
2(G)Amend the Fund's fundamental investment policy with respect to borrowing:
67,603,572.411          26,626,207.596          3,571,190.997             983,116.000           98,784,087.004
2(H)Eliminate the Fund's fundamental investment policy with respect to pledging or mortgaging assets:
67,573,287.758          26,633,567.545          3,594,115.701             983,116.000           98,784,087.004
2(I) Amend the Fund's fundamental investment policy with respect to lending:
66,781,867.602          24,937,951.207          3,609,153.515           2,145,945.000           97,474,917.324
2(J) Amend the Fund's fundamental investment policy with respect investing in commodities:
66,809,144.418          24,964,978.386          3,554,849.520           2,145,945.000           97,474,917.324
--------------------------------------------------------------------------------------------------------------
PROPOSAL NOS. 3(A) THROUGH 3(D)
3. Approval authorizing the Fund's Trustees to adopt an Amended and Restated
Declaration of Trust:
(A) Future amendments of the Declaration of Trust:
67,157,257.198          23,541,858.835          4,629,856.291           2,145,945.000           97,474,917.324
(B) Reorganization of the Trust or its series or class:
85,567,665.971           5,104,564.424          4,656,741.929           2,145,945.000           97,474,917.324
(C) Involuntary redemptions:
84,268,992.778           6,112,107.112          4,947,872.434           2,145,945.000           97,474,917.324
(D) Other changes under the new Declaration of Trust:
66,923,919.972          23,612,418.953          4,792,633.399           2,145,945.000           97,474,917.324
--------------------------------------------------------------------------------------------------------------
PROPOSAL NO. 4
Approval of an Amended and Restated Class B 12b-1 Distribution and Service Plan
and Agreement (Class C shareholders only):
5,766,111.980              366,912.404            483,534.895           1,492,358.000            8,108,917.279